UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 23, 2016
Date of Report (Date of earliest event reported)

Penumbra, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37557	05-0605598
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)
One Penumbra Place
1351 Harbor Bay Parkway
Alameda, CA 94502
(Address of principal executive offices, including zip code)

(510) 748-3200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. t.
(d)
On February 23, 2016, the Board of Directors (the “Board”) of Penumbra, Inc. (the “Company”) voted to increase the size of the Board from five to six members, effective immediately. The Board also voted to elect Mr. Kevin J. Sullivan as an independent director to fill the new position authorized by the Board, effective, immediately. Mr. Sullivan will serve as a Class I director whose term will expire at the Company’s 2016 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, retirement or removal from the Board. The Board has also appointed Mr. Sullivan to the nominating and corporate governance committee of the Board in place of Walter Wang.
The Board has determined that Mr. Sullivan is an independent director under the New York Stock Exchange (“NYSE”) listing standards and the Company’s independence guidelines, as set forth in its Corporate Governance Guidelines (available on the Company’s web site at www.penumbrainc.com, under Investors — Governance — Corporate Governance).
Mr. Sullivan has held a number of senior executive and leadership positions and has deep experience across multiple industries and across a combination of mature and high growth companies. From 1987 until his retirement in 1999, Mr. Sullivan served as a senior human resources executive. From 1997 to 1999, Mr. Sullivan was an Executive Vice-President at Wells Fargo and Company. Prior to Wells Fargo, Mr. Sullivan was an Executive Consultant at Watson-Wyatt Worldwide and before that he was Senior Vice President - Human Resources at Apple Computer Company. Prior to joining Apple, from 1976 to 1987, Mr. Sullivan held various personnel management positions of increasing responsibility at Digital Equipment Corporation.
Mr. Sullivan will receive the Company’s standard compensation provided for service on the Board to all directors who are not employees of the Company. This compensation currently includes an annual cash retainer of $25,000 and eligibility to receive an annual grant of 2,000 restricted stock units.
There are no arrangements or understandings between Mr. Sullivan and any other person pursuant to which he was selected as a director. The Company is not aware of any transaction in which Mr. Sullivan has an interest requiring disclosure under Item 404(a) of Regulation S-K.
On February 23 2016, the Company issued a press release announcing Mr. Sullivan’s appointment to the Board. A copy of the release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release of Penumbra, Inc. dated February 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penumbra, Inc.

Date: February 23, 2016	By:	/s/ Sri Kosaraju
Sri Kosaraju
Chief Financial Officer and Head of Strategy

EXHIBIT LIST

99.1	Press Release of Penumbra, Inc. dated February 23, 2016.